Exhibit 99.1

FLUIDIGM ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

SOUTH SAN FRANCISCO, Calif., November 3, 2016 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the third quarter ended September 30, 2016.

Total revenue for the third quarter of 2016 was $22.2 million, a decrease of 23% from $28.6 million in the third quarter of 2015. GAAP net loss for the third quarter of 2016 was $19.8 million, compared with a GAAP net loss of $9.3 million for the third quarter of 2015. Non-GAAP net loss for the third quarter of 2016 was $10.9 million, compared with a $4.4 million non-GAAP net loss for the third quarter of 2015 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

Total revenue for the first nine months of 2016 was $79.4 million, a decrease of 6% from $84.0 million in the first nine months of 2015. GAAP net loss for the first nine months of 2016 was $58.3 million, compared with a GAAP net loss of $40.4 million in the first nine months of 2015. Non-GAAP net loss for the first nine months of 2016 was $32.3 million, compared with a $17.5 million non-GAAP net loss for the first nine months of 2015 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“We are very disappointed with our performance in the third quarter. We had expected the decline in genomics instruments on a year-over-year basis to be offset by strong Helios™ sales. However, both Helios sales as well as genomics analytical consumables were lower than we expected,” said Chris Linthwaite, president and chief executive officer.

“I joined Fluidigm because I believed that with a refined strategy and increased discipline, the pieces were in place to reignite growth. Despite our third quarter performance, I remain confident that we can re-establish growth, but it is clear we have real work ahead. Our immediate action plan includes a strategic redefinition of how to leverage Fluidigm’s strengths as well as a disciplined focus on taking cost out of the business. Entering this new chapter is humbling, but it is also an exciting opportunity to reimagine and recommit to how we will deliver on our promises to our customers, employees and stockholders,” continued Linthwaite, who was appointed as chief executive officer in October 2016, succeeding founder Gajus Worthington, who had served as chief executive officer since 1999.

“On behalf of the board, management and everyone at Fluidigm, we thank Gajus for his 17 years of service. Under his leadership, Fluidigm became a market leader in single cell biology through strong customer engagement and new product innovation, particularly the Biomark™, C1™, and Helios franchises. We believe these platforms, supplemented by new product developments, will be the foundation for our return to growth,” added Linthwaite.

Financial Highlights
Total revenue of $22.2 million by category for Q3 2016:

•
Instrument revenue decreased approximately 39% or $5.9 million year-over-year in the third quarter, due to softness in sales across most platforms, driven primarily by lower revenue from genomics instruments.

•	Consumables revenue decreased approximately 12% or $1.2 million year-over-year in the third quarter, driven by lower revenue from genomics integrated fluidic circuits (IFCs).

◦
IFC pull-through for the third quarter was moderately below its historical range of $25,000 - $35,000 per instrument/year for genomics analytical systems and substantially below its historical range of $15,000 - $25,000 per instrument/year for genomics preparatory systems.

◦	Consumables pull-through for proteomics analytical systems in the third quarter was slightly below its historical range of $50,000 - $70,000 per instrument/year.

•	Service revenue increased approximately 19% or $0.7 million year-over-year in the third quarter.
Total product revenue of $18.0 million by customer for Q3 2016:

•	Total product revenue from Research customers was $11.9 million, down approximately 23% or $3.6 million year-over-year, due to broad weakness in instrument sales, particularly C1 systems.

•
Total product revenue from Applied customers was $6.1 million, down approximately 36% or $3.5 million year-over-year, driven primarily by lower sales of Helios and Biomark systems as well as lower sales of IFCs.

Total installed base of approximately 1,813 units at the end of Q3 2016:

•	Approximately 930 units of the installed base were analytical systems, with the balance comprising preparatory systems.

•
Total single-cell biology systems (includes C1, Polaris™, Helios, CyTOF®, CyTOF 2, Callisto™, Biomark, and Biomark HD systems motivated by single-cell research) represented approximately 920 units. Approximately 40% of the Biomark HD system sales during the third quarter were motivated by single-cell biology research.

◦	Approximately 20% of C1 system sales were combined with a Biomark HD system in the third quarter.
Total revenue of $22.2 million by geographic region for Q3 2016:

•	Total revenue by geographic region was as follows: U.S. - $12.5 million; Europe - $5.2 million; APAC - $3.6 million; and Other - $0.9 million.

•	Geographic region as a percent of total revenue was as follows: U.S. - 56%; Europe - 24%; APAC - 16%; and Other - 4%.

•	Total revenue year-over-year growth rates by region were as follows: U.S. - decreased by 8%; Europe - decreased by 48%; APAC - increased by 3%; and Other - decreased by 40%.
Product margin and cash, cash equivalents, and investments:

•
GAAP product margin was 49.6% in the third quarter of 2016, versus 58.3% in the year ago period. Non-GAAP product margin was 70.2% in the third quarter of 2016, compared with 72.1% in the year ago period. Non-GAAP product margin excludes the effects of amortization of developed technology, depreciation and amortization, and stock-based compensation expense (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	As of September 30, 2016, Fluidigm had approximately $71.2 million in cash, cash equivalents, and investments, compared with $86.4 million as of June 30, 2016.

Financial Outlook for Full Year 2016
Given the recent volatility in our business, we are not reinstating guidance pending completion of a business review and implementation of the associated action plan.

Conference Call Information
Fluidigm will host a conference call today, November 3, 2016, at 2:00 p.m. PT (5:00 p.m. ET). Individuals interested in listening to the conference call may do so by dialing (877) 556-5248 for domestic callers, or (720) 545-0029 for international callers. Please reference Conference ID 93535469. Interested parties may access the live teleconference in the Investor Relations section of the company’s website at: http://investors.fluidigm.com/events.cfm. The link will not be active until 1:45 p.m. PT (4:45 p.m. ET) on November 3, 2016.

A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), Conference ID 93535469. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com/.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the third quarter and first nine months of 2016 and 2015. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding Fluidigm’s ability to re-establish growth; Fluidigm’s ability to reduce costs associated with its business and deliver on promises to customers, employees and stockholders; and Fluidigm’s ability to implement its action plan. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; Fluidigm research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm business and operating results are contained in Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2015, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (https://www.facebook.com/Fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.
Fluidigm, the Fluidigm logo, Biomark, C1, Callisto, CyTOF, Helios, and Polaris are trademarks or registered trademarks of Fluidigm Corporation.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Instruments	$9,172	$15,057	$36,181	$42,757
Consumables	8,820	10,044	31,914	31,992
Product revenue	17,992	25,101	68,095	74,749
Service revenue	4,152	3,487	11,085	9,043
License and grant revenue	47	55	182	198
Total revenue	22,191	28,643	79,362	83,990
Costs and expenses:
Cost of product revenue	9,071	10,463	31,097	31,512
Cost of service revenue	1,228	967	3,673	2,529
Research and development	9,252	9,444	29,642	29,524
Selling, general and administrative	21,123	19,558	70,444	60,874
Gain on escrow settlement	—	(3,986)	—	(3,986)
Total costs and expenses	40,674	36,446	134,856	120,453
Loss from operations	(18,483)	(7,803)	(55,494)	(36,463)
Interest expense	(1,454)	(1,451)	(4,361)	(4,355)
Other expense, net	(161)	(377)	(527)	(889)
Loss before income taxes	(20,098)	(9,631)	(60,382)	(41,707)
Benefit from income taxes	309	362	2,093	1,271
Net loss	$(19,789)	$(9,269)	$(58,289)	$(40,436)
Net loss per share, basic and diluted	$(0.68)	$(0.32)	$(2.01)	$(1.41)
Shares used in computing net loss per share, basic and diluted	29,069	28,758	28,959	28,677

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2016	December 31, 2015 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,306	$29,117
Short-term investments	38,941	65,855
Accounts receivable, net	12,835	25,457
Inventories	20,838	17,924
Prepaid expenses and other current assets	3,167	5,742
Total current assets	108,087	144,095
Long-term investments	—	6,493
Property and equipment, net	17,305	15,258
Other non-current assets	8,278	9,048
Developed technology, net	82,643	91,048
Goodwill	104,108	104,108
Total assets	$320,421	$370,050
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,871	$6,094
Accrued compensation and related benefits	2,972	3,553
Other accrued liabilities	10,348	11,015
Deferred revenue, current portion	9,724	9,419
Total current liabilities	27,915	30,081
Convertible notes, net	194,881	194,673
Deferred tax liability, net	21,035	23,595
Other non-current liabilities	8,618	6,800
Total liabilities	252,449	255,149
Total stockholders’ equity	67,972	114,901
Total liabilities and stockholders’ equity	$320,421	$370,050

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(58,289)	$(40,436)
Depreciation and amortization	4,972	4,030
Stock-based compensation expense	11,033	12,850
Amortization of developed technology	8,400	8,400
Gain on escrow settlement	—	(3,986)
Other non-cash items	592	223
Changes in assets and liabilities, net	4,915	(11,410)
Net cash used in operating activities	(28,377)	(30,329)

Investing activities
Purchases of investments	(38,564)	(53,704)
Proceeds from sales and maturities of investments	71,922	77,319
Proceeds from sale of investment in Verinata	2,330	—
Purchase of intangible assets	—	(170)
Purchases of property and equipment	(4,371)	(2,545)
Net cash provided by investing activities	31,317	20,900

Financing activities
Proceeds from exercise of stock options, net of tax payments	96	5,272
Net cash provided by financing activities	96	5,272
Effect of foreign exchange rate fluctuations on cash and cash equivalents	153	(739)
Net increase in cash and cash equivalents	3,189	(4,896)
Cash and cash equivalents at beginning of period	29,117	33,713
Cash and cash equivalents at end of period	$32,306	$28,817

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss (GAAP)	$(19,789)	$(9,269)	$(58,289)	$(40,436)
Gain on escrow settlement	—	(3,986)	—	(3,986)
Stock-based compensation expense	3,586	4,144	11,033	12,850
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Interest expense (b)	1,454	1,451	4,361	4,355
Depreciation and amortization	1,605	1,132	4,621	3,559
Benefit from acquisition related income taxes (c)	(571)	(710)	(2,397)	(2,324)
Loss on disposal of property and equipment	—	—	12	93
Net loss (Non-GAAP)	$(10,915)	$(4,438)	$(32,259)	$(17,489)
Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	29,069	28,758	28,959	28,677
Net loss per share - basic and diluted (GAAP)	$(0.68)	$(0.32)	$(2.01)	$(1.41)
Net loss per share - basic and diluted (Non-GAAP)	$(0.38)	$(0.15)	$(1.11)	$(0.61)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Product margin (GAAP)	$8,921	$14,638	$36,998	$43,237
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization (d)	569	260	1,657	775
Stock-based compensation expense (d)	$337	412	1,053	1,420
Product margin (Non-GAAP)	$12,627	$18,110	$48,108	$53,832

Product margin percentage (GAAP)	49.6%	58.3%	54.3%	57.8%
Product margin percentage (Non-GAAP)	70.2%	72.1%	70.6%	72.0%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating expenses (GAAP)	$30,375	$25,016	$100,086	$86,412
Gain on escrow settlement	—	3,986	—	3,986
Stock-based compensation expense (e)	(3,249)	(3,732)	(9,980)	(11,430)
Depreciation and amortization (e)	(1,036)	(872)	(2,964)	(2,784)
Loss on disposal of property and equipment (e)	—	—	(12)	(93)
Operating expenses (Non-GAAP)	$26,090	$24,398	$87,130	$76,091

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Loss from operations (GAAP)	$(18,483)	$(7,803)	$(55,494)	$(36,463)
Gain on escrow settlement	—	(3,986)	—	(3,986)
Stock-based compensation expense	3,586	4,144	11,033	12,850
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization (e)	1,605	1,132	4,621	3,559
Loss on disposal of property and equipment (e)	—	—	12	93
Loss from operations (Non-GAAP)	$(10,492)	$(3,713)	$(31,428)	$(15,547)

(a)	represents amortization of developed technology in connection with the DVS acquisition
(b)	represents interest expense on Senior Convertible Notes
(c)	represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d)	represents expense associated with cost of product revenue
(e)	represents expense associated with research and development, selling, general and administrative activities